                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant  {x}
Filed by Party other than Registrant  { }

Check the appropriate box:

         { }  Preliminary Proxy Statement
         {x}  Definitive Proxy Statement
         { }  Definitive Additional Materials
         { } Soliciting Material Pursuant to Section 240.-14a-11(c) or Section 240.-14a-12
________________________________________________________________________________

                               FARAH INCORPORATED
               (Name of Registrant as Specified In Its Charter)
________________________________________________________________________________

                               Farah Incorporated
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

         { }     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
                 14a-6(j)(2).
         { }     $500 per each party to the controversy pursuant to Exchange
                 Act Rule 14a-6(i)(3).
         { } Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
                 (1) Title of each class of securities to which transaction applies:___________________
                 (2) Aggregate number of securities to which transaction applies:___________________
                 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:___________________
                 (4) Proposed maximum aggregate value of transaction:__________ _____/ Set forth the amount on which the filing fee is calculated and state how it was determined.
         {x} Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
                 (1)  Amount Previously Paid: $125.00
                 (2)  Form, Schedule or Registration Statement No.:
                 Schedule 14A
                 (3)  Filing Party: Farah Incorporated
                 (4)  Date Filed: January 6, 1994

                               FARAH INCORPORATED

                    8889 GATEWAY WEST - EL PASO, TEXAS 79925

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


         The Annual Meeting of Shareholders of Farah Incorporated (the "Company") will be held at the OMNI Mandalay Hotel, 221 East Las Colinas Boulevard, Irving, Texas in the Rangoon Room, on March 8, 1994, at 9:00 a.m. (Central Standard Time), for the following purposes:


         (1) to elect ten directors to serve on the Company's Board of Directors;

         (2) to consider and vote on a proposal to add an additional 350,000 shares of Common Stock to the Company's 1991 Stock Option and Restricted Stock Plan;


         (3) to appoint independent public accountants for the Company for fiscal year 1994; and


         (4) to transact such other business as may properly be brought before the meeting or any adjournment thereof.

         The shareholders of record at the close of business on January 21, 1994 are entitled to notice of and to vote at this Annual Meeting or any adjournment thereof.

         We hope that you attend the Annual Meeting in person, but in any event you are urged to mark, date, sign and return your proxy in the enclosed self-addressed envelope as soon as possible so that your shares may be voted in accordance with your wishes. Any proxy given by a shareholder may be revoked by that shareholder at any time prior to the voting of the proxy.

                                                            FARAH INCORPORATED


                                                            Jack R. Green,
                                                              Secretary

January 28, 1994

                               FARAH INCORPORATED
                    8889 GATEWAY WEST - EL PASO, TEXAS 79925

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                 MARCH 8, 1994


         The enclosed proxy is solicited by and on behalf of the Board of Directors of Farah Incorporated (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the OMNI Mandalay Hotel, 221 East Las Colinas Boulevard, Irving, Texas in the Rangoon Room on March 8, 1994, at 9:00 a.m. (Central Standard Time), and at any adjournment of such Annual Meeting. The matters to be considered and acted upon at the Annual Meeting are described in the foregoing notice of the meeting and this Proxy Statement. The persons named as proxies are Richard C. Allender and Thomas G. Wyman, each of whom is presently a director of the Company.

         This Proxy Statement and the related form of proxy are being mailed on or about January 28, 1994 to all shareholders of record on January 21, 1994. Shares of the Company's common stock, no par value (the "Common Stock"), represented by proxies will be voted as described in this Proxy Statement or as otherwise specified by a shareholder. As to the election of directors, a shareholder may, by checking the appropriate box on the proxy: (i) vote for all director nominees as a group; (ii) withhold authority to vote for all director nominees as a group; or (iii) vote for all director nominees as a group except those nominees identified by the shareholder in the appropriate area. See "Proposal One: Election of Directors" below. With respect to each other proposal, a shareholder may, by checking the appropriate box on the proxy: (i) vote "FOR" the proposal; (ii) vote "AGAINST" the proposal; or (iii) "ABSTAIN" from voting on the proposal. Any proxy given by a shareholder may be revoked by the shareholder at any time prior to the voting of the proxy by delivering a written notice of revocation to the Secretary of the Company, by executing and delivering a later-dated proxy or by attending the Annual Meeting and voting in person.

         The cost of preparing, assembling and mailing the proxy, this Proxy Statement, and other materials enclosed therewith, and all clerical and other expenses of proxy solicitation will be borne by the Company. In addition, directors, officers and employees of the Company and its subsidiaries may solicit proxies by telephone, telegram or in person. The Company also has employed Georgeson and Co. Inc., a proxy solicitation firm, to solicit proxies from brokers and banks at a cost of approximately $10,000. The Company also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of Common Stock held of record by such parties and will reimburse such parties for their expenses in forwarding such materials.

         The information contained in the "Stock Option and Compensation Committee Report on Executive Compensation" below and "Performance of the Common Stock" below shall not be deemed "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                 VOTING RIGHTS


         The holders of record of the 8,076,468 shares of Common Stock outstanding on January 21, 1994 will be entitled to one vote for each share held on all matters coming before the Annual Meeting.



                                METHOD OF VOTING

         To be elected, each director must receive the affirmative vote of the holders of a plurality of the issued and outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting. Approval of Proposals Two and Three will require the affirmative vote of the holders of the majority of the shares of Common

Stock voting for or against the proposals at the Annual Meeting. Abstentions and Non-votes (as defined below) will have no effect on the voting of any of the proposals. A "Non-vote" occurs when a nominee holding shares for a beneficial owner has voted on certain matters at the Annual Meeting pursuant to discretionary authority or instructions from the beneficial owner but may not have received instructions or exercised discretionary voting power with respect to other matters.


                                 ANNUAL REPORT

         The annual report for the Company's fiscal year ended November 5, 1993, including financial statements, is being furnished with this Proxy Statement to shareholders of record as of January 21, 1994. The annual report does not constitute a part of the proxy solicitation materials.


                           OWNERSHIP OF COMMON STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth persons who were known to the Company as of January 19, 1994, to be beneficial owners of more than five percent (5%) of the outstanding shares of Common Stock:

                                          AMOUNT OF
     NAME AND ADDRESS OF                  BENEFICIAL        PERCENT OF
      BENEFICIAL OWNER                    OWNERSHIP          CLASS(1)
   -----------------------                ----------        ----------
   Georges Marciano                       2,562,600(2)        30.3%
   Marciano Investments, Inc.
   Georges Marciano Trust
   Paul Marciano
   Paul Marciano Trust
   Armand Marciano
   Armand Marciano Trust
     1444 South Alameda Drive
     Los Angeles, California 90021

- - - -----------------

         (1) Percentage considers an aggregate of 392,644 shares of Common Stock to be outstanding which are either subject to options which are exercisable within 60 days or subject to restricted stock awards which vest within 60 days.

         (2) According to Amendment No. 11 to Schedule 13D dated September 23, 1993, Marciano Investments, Inc. owns 1,200,000 shares of Common Stock. The Georges Marciano Trust has sole voting and dispositive power with respect to 927,300 shares of Common Stock owned by it and also is deemed the beneficial owner of the 1,200,000 shares of Common Stock owned by Marciano Investments, Inc. by virtue of its 60% ownership of Marciano Investments, Inc. Georges Marciano is deemed to be the beneficial owner of the 2,127,300 shares of Common Stock deemed to be beneficially owned by the Georges Marciano Trust and of 47,000 shares of Common Stock owned by various trusts of which Mr. Marciano is the sole trustee. Paul Marciano is the sole trustee of the Paul Marciano Trust which owns 317,600 shares of Common Stock and therefore may be deemed the beneficial owner of these shares. Armand Marciano is the sole trustee of the Armand Marciano Trust which owns 70,700 shares of Common Stock and therefore may be deemed the beneficial owner of these shares. According to the Schedule 13D, all of the foregoing beneficial owners may be deemed to be a "group" as that term is defined in Rule13(d)(3) of Exchange Act. See "Certain Matters Involving Directors and Shareholders."

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth the number of shares of Common Stock beneficially owned by each director, each nominee for director, each executive officer and by all directors and executive officers as a group as of January 19, 1994.


                                                     SHARES
                                AMOUNT             SUBJECT TO
                             OF BENEFICIAL         OPTIONS AND      PERCENT
      NAME                     OWNERSHIP(1)         AWARDS(1)      OF CLASS(2)
      ----                   --------------        -----------     -----------
Richard C. Allender             97,800              85,000           1.16%
Clark L. Bullock                   -0-                 -0-             N/A
Christopher L. Carameros         1,500               1,500             (3)
Bert G. Cox                      9,000               4,500             (3)
Sylvan Landau                    9,000               9,000             (3)
Michael R. Mitchell             19,295              16,795             (3)
Edward J. Monahan                5,000               5,000             (3)
Timothy B. Page                    -0-                 -0-             N/A
Byron H. Rubin                     -0-                 -0-             N/A
Charles J. Smith                   -0-                 -0-             N/A
James C. Swaim                  64,925              64,925             (3)
Thomas G. Wyman                192,300(4)           18,500           2.27%


All Directors and
  Executive Officers
  as a Group (12 persons)      398,820             205,220           4.71%

- - - ------------------
         (1) The shares of Common Stock covered by such options and awards are also included in the column entitled "Amount of Beneficial Ownership."

         (2) Percentage considers an aggregate of 392,644 shares of Common Stock to be outstanding which are either subject to options which are exercisable within 60 days or subject to restricted stock awards which vest within 60 days.

         (3)     Less than one percent.

         (4) As of January 19, 1994, 173,800 of the shares listed are owned by TGW Limited Partnership ("TGW"). Mr. Wyman is the sole general partner of TGW and has sole voting and dispositive power with respect to the shares of Common Stock held by TGW. See "Compensation of Directors."


                      PROPOSAL ONE: ELECTION OF DIRECTORS

         Each of the persons set forth below (see "Directors and Executive Officers - Nominees for Election as Directors") has been nominated for election to the Board of Directors, to serve for a term of one year until the next annual meeting of shareholders or until his or her successor is elected and qualified. The shares represented by proxies will be voted as specified by the shareholder. If a shareholder does not specify his or her choice, the shares will be voted in favor of the election of the nominees listed on the proxy except that, in the event any nominee should not continue to be available for election, such proxies will be voted for the election of such other person as the Board of Directors may recommend. The Company does not presently contemplate that any of the nominees will become unavailable for election for any reason.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                        DIRECTORS AND EXECUTIVE OFFICERS

         The following sets forth certain information regarding the nominees for election to the Company's Board of Directors and the Company's Executive
Officers:

NOMINEES FOR ELECTION AS DIRECTORS

                                                                                                                  Year
                                                                                                                  First
  Name, Age and Business Experience                                                                              Elected
  ---------------------------------                                                                              -------

  RICHARD C. ALLENDER, age 48, is a director and executive officer of the Company.  Mr. Allender has             6/88
  served as the Chairman of the Board of the Company since March 9, 1993.  Mr. Allender served as Vice
  President of Marketing of Farah International, Inc. from March 1985 to June 1986 and as Executive
  Vice President of Farah International, Inc. from June 1986 to March 1988.  Mr. Allender served as
  Executive Vice President of Marketing of Farah U.S.A., Inc. from April 1988 to June 1988.  Mr.
  Allender has been President and Chief Executive Officer of the Company since July 1990, President and
  Chief Executive Officer of the Company's subsidiary, Farah U.S.A., Inc., since June 1988, and
  President of the Company's subsidiary, Farah International, Inc., since March 1988.  See "Ownership of Common Stock" above and "Compensation of Executive Officers" below.

  CLARK L. BULLOCK, age 45, is a nominee to serve as a director of the Company.  For the last five years,        Nominee
  Mr. Bullock has been Chairman and Chief Executive Officer of Shelter Rock Investors Services Corporation,
  a financial services and investment company based in Waldwick, New Jersey.  Mr. Bullock also serves as
  Chairman of the Board of several of Shelter Rock's portfolio companies, including Almedica Services
  Corp. and Almedica Corp. (pharmaceutical clinical supplies and services), SR Metals Inc. (metal plate processing) and George Glove Company (dermatological glove products).  Mr. Bullock also serves as director and Chairman of the Audit Committee for the Fundamental Family of Funds including the New
  York MUNI Fund.  See "Ownership of Common Stock" above.

  CHRISTOPHER L. CARAMEROS, age 40, is a director of the Company.  Mr. Carameros was appointed Senior            8/87
  Vice President-Finance and Chief Financial Officer of the Company on April 1, 1987.  On January 2,
  1990, he was appointed Executive Vice President of the Company.  On September 21, 1990, Mr. Carameros
  resigned as an officer of the Company.  Mr. Carameros currently acts as a business consultant and is in private practice as a certified public accountant.  Since June 1993, Mr. Carameros has been a director of Helen of Troy Corporation, a manufacturer of hair care appliances.  See "Ownership of
  Common Stock" above and "Compensation of Directors" below.

  SYLVAN LANDAU, age 68, is a director of the Company.  Mr. Landau served as Vice Chairman of Corporate          1/87
  Marketing of the Company from January 2, 1987 to February 1, l988.  Mr. Landau currently serves as
  Executive Vice President - Retail Development for the Dallas Market Center, and also serves as a consultant to the Company.  See "Ownership of Common Stock" above and "Compensation of Directors"
  below.

  MICHAEL R. MITCHELL, age 40, is a nominee to serve as a director of the Company.  Mr. Mitchell has             Nominee
  been employed by the Company for 11 years and has served in various sales and marketing functions.
  Mr. Mitchell currently serves as Executive Vice President - Marketing and Sales for Farah U.S.A.,
  Inc.  See "Ownership of Common Stock" above and "Compensation of Executive Officers" below.

  EDWARD J. MONAHAN, age 60, is a director of the Company.  Mr. Monahan has served as a manufacturing            3/91
  consultant from 1988 to the present.  From January 1989 to August 1989, Mr. Monahan also served as
  Vice President of Manufacturing for L.G. Balfour Company, a manufacturer of class rings and recognition products.  See "Ownership of Common Stock" above and "Compensation of Directors" below.


  TIMOTHY B. PAGE, age 41, is a director of the Company.  For five years prior to November 1992, Mr.             9/89
  Page served as a director, Executive Vice President, Chief Financial Officer, Secretary and Treasurer
  of Tri-Gas, Inc., an industrial gas manufacturing company located in Irving, Texas.  Since November
  1992, Mr. Page has been a business consultant and managed his personal investments.  See "Ownership of Common Stock" above and "Compensation of Directors" below.

  CHARLES J. SMITH, age 67, is a nominee to serve as a director of the Company.  For more than five years        Nominee
  prior to his retirement in 1992, Mr. Smith served in various capacities with Crystal Brands, Inc., an apparel manufacturer and marketer, most recently an Executive Vice President.  Since 1993, Mr. Smith has been a consultant to Crystal Brands, Inc.  See "Ownership of Common Stock" above.

  JAMES C. SWAIM, age 41, is a director and an executive officer of the  Company.  Mr. Swaim served as           3/93
  Vice President - Finance of the Company from December 1984 to March 1988 and as Treasurer of the
  Company from September 1987 to the present.  Mr. Swaim also served as Chief Financial Officer of the
  Company from September 1990 to the present, Senior Vice President - Finance of the Company from
  September 1990 until November 1991 and as Executive Vice President of the Company in November 1991 to
  the present.  See "Ownership of Common Stock" above and "Compensation of Executive Officers" below.

  THOMAS G. WYMAN, age 70, is a director of the Company and served as Chairman of the Board of the               12/89
  Company from April 23, 1990 until March 9, 1993.  From 1984 through 1988 Mr. Wyman served as Chairman of the Board of L.G. Balfour Company, a manufacturer of class rings and recognition products and he currently serves as a director of Brubaker Tool Corporation, a leading manufacturer of metal cutting tools.  For more than the past five  years, Mr. Wyman has been engaged in extensive farming operations in Easton, Maryland.  Mr. Wyman is currently a private investor.  See "Ownership of Common
  Stock" above, and "Certain Matters Involving Directors and Shareholders" and "Compensation of
  Directors" below.


COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         The Company has an Executive Committee which was appointed on September 1, 1993 which during fiscal year 1993 was comprised of Thomas G. Wyman (Chairman), Richard C. Allender, Christopher L. Carameros, Edward J. Monahan and James C. Swaim. The Executive Committee has the power to exercise all of the authority of the Board of Directors in the management of the business and affairs of the Company, except to the extent provided in the Company's Bylaws and by applicable law. All actions and resolutions of the Executive Committee are reported to the Board of Directors at the next meeting of the Board for its review, approval and ratification. The Executive Committee met twice during fiscal year 1993.

         The Company has an Audit Committee which during fiscal year 1993 consisted of Christopher L. Carameros (Chairman), Timothy B. Page and Byron H. Rubin. The Audit Committee is responsible for evaluating accounting and control procedures and practices of the Company and reporting on such matters to the Board of Directors. The Audit Committee serves as a direct liaison with the Company's independent public accountants and recommends the engagement or discharge of such accountants. The Audit Committee meets periodically with the Chief Financial Officer, other appropriate officers of the Company and the Company's independent public accountants to review the Company's financial and accounting systems, accounting and financial controls, reports by the independent public accountants, proposed accounting changes and financial statements and opinions on such financial statements. The Audit Committee met or unanimously voted on resolutions twice during fiscal year 1993.

         The Company has a Nominating Committee which during fiscal year 1993 consisted of Bert G. Cox (Chairman), Sylvan Landau, Edward J. Monahan, and Richard C. Allender. The Nominating Committee receives recommendations from its members or other members of the Board of Directors for candidates to be appointed to the Board or Board Committee positions, reviews and evaluates such candidates and makes recommendations to the Board of Directors for nominations to fill Board and Board Committee positions. The Nominating Committee met or unanimously voted on resolutions once during fiscal year 1993. The Nominating Committee will consider candidates recommended by other employees and shareholders. Written suggestions for candidates accompanied by a written consent of the proposed candidate to serve as a director if nominated and elected, a description of his or her qualifications and other relevant biographical information, should be sent in by December 31 of the year preceding the next Annual Meeting to the Secretary of the Company, 8889 Gateway West, El Paso, Texas 79225.

         The Company has a Stock Option and Compensation Committee which during fiscal year 1993 consisted of Byron H. Rubin (Chairman), Bert G. Cox and Sylvan Landau. See "Stock Option and Compensation Committee Interlocks and Insider Participation" below and "Stock Option and Compensation Committee Report on Executive Compensation" below. The Stock Option and Compensation Committee reviews and makes recommendations to the Board of Directors on officer and senior employee compensation, stock option awards and other compensation, and generally oversees matters relating to compensation of employees of the Company. The Stock Option and Compensation Committee met or unanimously voted on resolutions seven times during fiscal year 1993.

         The Company has a Retirement and Employee Benefits Committee which during fiscal year 1993 consisted of Jack R. Green, Vice President and Corporate Secretary of the Company (Chairman), Richard C. Allender, Juan E. Portillo, Director of Human Resources of the Company, and James C. Swaim. The Retirement and Employee Benefits Committee serves as administrator for the Company's pension and savings and retirement plans and generally oversees all employee benefit plans and services provided by the Company for its employees. The Retirement and Employee Benefits Committee met or unanimously voted on resolutions four times during fiscal year 1993.

         The full Board of Directors met or unanimously voted on resolutions nine times during fiscal year 1993. Each of the directors attended or acted upon at least seventy-five percent of the aggregate number of Board of Director meetings, consents, and Board of Director Committee meetings or consents held or acted upon during fiscal year 1993.


              CERTAIN MATTERS INVOLVING DIRECTORS AND SHAREHOLDERS

         Under the terms of an Amended and Restated Stock Purchase Agreement dated March 12, 1993 among the Company, the Georges Marciano Trust, the Paul Marciano Trust and Marciano Investments, Inc. (collectively, the "Marciano Interests"), the Company sold 619,000 shares of its Common Stock to the Marciano Interests for a purchase price of $9.625 per share. The purchase price was based on the closing sale price of the Company's Common Stock as reported by the New York Stock Exchange, Inc. on the date such price was negotiated plus $1.00 per share. Under the terms of the Amended and Restated Stock Purchase Agreement and prior agreements with Marciano Investments, Inc., the Company is required to exercise all authority under applicable law to cause three individuals designated by the Marciano Interests to be elected to the Company's Board of Directors. The right to designate three members of the Board of Directors shall continue for so long as the Marciano Interests owns at least the lesser of (a) 1,800,000 shares of Common Stock or (b) 25% of the outstanding shares of Common Stock (the "First Threshold Amount"). In the event the Marciano Interests owns a number of shares of Common Stock equal to or greater than the lesser of (a) 1,200,000 or (b) 15% of the total outstanding shares of Common Stock, but lesser than the First Threshold Amount, it shall be entitled to designate two members to the Company's Board of Directors (the "Second Threshold Amount"). In the event the Marciano Interests owns a number of shares of Common Stock equal to or greater than the lesser of (a) 800,000 or
(b) 10% of the total outstanding shares of Common Stock, but lesser than the Second Threshold Amount, it shall be entitled to designate one member to the Company's Board of Directors. As of January 19, 1994, the Marciano Interests have not elected to designate any persons to serve on the Company's Board of Directors.

         Under the terms of the Amended and Restated Stock Purchase Agreement, the Marciano Interests and its affiliates are prohibited, without the consent of the Company, from March 29, 1993 until September 29, 1994 (the "Restricted Period") from acquiring any of the Company's Common Stock if as a result of such acquisition the Marciano Interests would own in excess of 40% of the Company's outstanding Common Stock. The Company is prohibited from issuing any shares of its Common Stock during the Restricted Period without the consent of the Marciano Interests except under certain limited circumstances. The
Marciano Interests have also agreed that during the Restricted Period they will vote their shares Common Stock such that the number of directors of the Company which are comprised of Continuing Directors (as defined below) will not be less than the Relevant Percentage (as defined below). The term the "Relevant Percentage" means that percentage of the aggregate Common Stock owned by persons other than the Marciano Interests bears to the aggregate number of shares of Common Stock outstanding on a record date. The term the "Continuing Directors" means a person who was a member of the Board of Directors on March 12, 1993 or was subsequently elected to the Board of Directors and was designated as a Continuing Director. The Marciano Interests also agreed that any transaction between the Company and the Marciano Interests would require the consent of a majority of the Continuing Directors for so long as the Marciano Interests own in the aggregate 25% of the Company's outstanding Common Stock. The Company also granted the Marciano Interests certain rights to cause the registration of the shares of Common Stock owned by the Marciano Interests under the Securities Act of 1933, as amended.

         In July 1993, T.G.W. Limited Partnership, a limited partnership of which Mr. Thomas G. Wyman is the sole general partner, entered into a Junior Participation Agreement with Congress Financial Corporation (Southwest)("Congress") under the terms of which T.G.W. Limited Partnership agreed to be a junior participant of up to $2,000,000 in the revolving credit facility provided by Congress to the Company. T.G.W. terminated its junior
participation in the Congress financing facility in November 1993.   The amount
of interest and fees received by T.G.W. Limited Partnership during fiscal year 1993 in respect of its junior participation was $102,500.


               STOCK OPTION AND COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

         Mr. Landau served as Vice Chairman of Corporate Marketing of the Company from January 2, 1987 to February 1, 1988. Mr. Landau currently serves as a consultant to the Company. See "Directors and Executive Officers" and "Certain Matters Involving Shareholders and Directors," above, and "Compensation of Directors" and "Stock Option and Compensation Committee Report on Executive Compensation," below.

                       COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth the summary of compensation paid to the Company's Chief Executive Officer and its other executive officers during fiscal years 1991-1993.

                                        ANNUAL COMPENSATION                                    LONG TERM COMPENSATION
                         -----------------------------------------------------     --------------------------------------------

                                                                     OTHER           RESTRICTED
  NAME AND                                                           ANNUAL            STOCK                         ALL OTHER
PRINCIPAL POSITION       FISCAL YEAR     SALARY        BONUS      COMPENSATION        AWARDS(4)      OPTIONS       COMPENSATION
- - - ------------------       -----------   ----------    --------     ------------     -------------     -------       ------------

Richard C. Allender          1993       $275,000       -0-             -0-            $218,750       25,000         $14,795(1)
 President & Chief           1992        260,420       -0-             -0-                 -0-          -0-          11,470(1)
 Executive Officer           1991        206,250       -0-             -0-                 -0-      100,000           7,970(1)

Michael R. Mitchell          1993       $163,000       -0-             -0-            $ 53,250       12,500         $ 5,591(2)
 Executive Vice              1992        149,000       -0-             -0-                 -0-          -0-           4,879(2)
 President                   1991        130,000       -0-             -0-                 -0-       10,000           4,467(2)

James C. Swaim               1993       $165,000       -0-             -0-            $ 62,125       15,000         $ 9,983(3)
 Executive Vice              1992        156,250       -0-             -0-                 -0-          -0-           6,846(3)
 President &                 1991        139,340       -0-             -0-                 -0-       25,000           5,384(3)
 Chief Financial
 Officer


- - - -------------------
         (1)     Includes $8,570, $7,100 and $6,188 for fiscal years 1993, 1992 and 1991, respectively, contributed by the Company on behalf of Mr. Allender pursuant to a defined contribution plan, the Farah Savings and Retirement Plan (the "401(k) Plan"), and $6,225, $4,370 and $1,782 for fiscal years 1993, 1992 and
                 1991, respectively, for term life insurance premiums paid by the Company on behalf of Mr. Allender.

         (2)     Includes $4,815, $4,396 and $4,009 for fiscal years 1993, 1992 and 1991, respectively,
                 contributed by the Company on behalf of Mr. Mitchell pursuant to the 401(k) Plan and $776, $483 and $458 for fiscal years 1993, 1992 and 1991, respectively, for term life insurance premiums paid by the Company on behalf of Mr. Mitchell.

         (3)     Includes $9,129, $5,460 and $4,180 for fiscal years 1993, 1992 and 1991, respectively, contributed by the Company on behalf of Mr. Swaim pursuant to the 401(k) Plan and $854, $1,386 and $1,204 for fiscal years 1993, 1992 and 1991, respectively, for term life insurance premiums paid by the Company on behalf of Mr. Swaim.


         (4) The number and value of restricted stock holdings as of November 5, 1993 are as follows:

                                                               VESTING
                                                         -------------------

                                                         FISCAL
 EXECUTIVE OFFICER        NUMBER            VALUE         YEAR        NUMBER
 -----------------        ------            -----        ------       ------
 Richard C. Allender      30,000          $255,000        1994        23,333
                                                          1995         3,333
                                                          1996         3,334

 Michael R. Mitchell       6,000          $ 51,000        1994         2,000
                                                          1995         2,000
                                                          1996         2,000

 James C. Swaim            7,000          $ 59,500        1994         2,333
                                                          1995         2,333
                                                          1996         2,334

- - - ---------

         Dividends, if any, in respect of the shares of restricted stock will be paid at the discretion of the Stock Option and Compensation Committee.

         The following table sets forth information with respect to the granting of options to the Company's executive officers during the last fiscal year.


                                      OPTION GRANTS IN LAST FISCAL YEAR


                                                                                           POTENTIAL
                                             % OF                                     REALIZABLE VALUE AT
                              NUMBER         TOTAL                                      ASSUMED ANNUAL
                                OF          OPTIONS                                  RATES OF STOCK PRICE
                            SECURITIES    GRANTED TO                                     APPRECIATION
                            UNDERLYING     EMPLOYEES      EXERCISE      EXPIRA-         FOR OPTION TERM
                             OPTIONS       IN FISCAL       PRICE         TION           ---------------
       NAME                  GRANTED         YEAR        ($/SHARE)       DATE            5%          10%
    ----------               -------      ----------    -----------     -------       --------     --------


 Richard C. Allender          25,000         25.9%         $6.875      4/28/2003      $108,090     $273,924

 Michael R. Mitchell          12,500         13.0%         $6.875      4/28/2003        54,045      136,962

 James C. Swaim               15,000         15.5%         $6.875      4/28/2003        64,854      164,354

         The following table sets forth a summary of each exercise of stock options during fiscal year 1993 and certain information regarding unexercised options with respect to the Company's executive officers.


              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                             FISCAL YEAR END VALUES

                                                                                            VALUE OF
                                                                   NUMBER OF               UNEXERCISED
                                                                  UNEXERCISED             IN-THE-MONEY
                               NUMBER                               OPTIONS                  OPTIONS
                                 OF                                AT FISCAL                AT FISCAL
                               SHARES                              YEAR-END                 YEAR-END
                              ACQUIRED           VALUE           EXERCISABLE/             EXERCISABLE/
    NAME                     ON EXERCISE        REALIZED         UNEXERCISABLE            UNEXERCISABLE
    ----                     -----------        --------         -------------            -------------
 Richard C. Allender              -0-              $-0-          100,000/25,000          $162,500/$40,625
 Michael R. Mitchell            4,000           $20,000           16,795/12,500          $ 40,545/$20,313
 James C. Swaim                   -0-              $-0-           64,925/15,000          $168,050/$24,375


EMPLOYMENT CONTRACTS AND TERMINATION AGREEMENTS

         On March 1, 1993 the Company entered into an Employment Agreement with Richard C. Allender, which was amended and restated on September 30, 1993. The term of the Employment Agreement is for a three-year period which will expire on March 1, 1996. The Employment Agreement provides for a minimum annual salary of $275,000.

         The Company can terminate the Employment Agreement upon the death or permanent disability of Mr. Allender or for cause. In the event of a change in control of the Company, Mr. Allender may terminate his employment (i) at any time during the term of the Employment Agreement, for Good Reason (as defined below), by giving written notice to the Company, or (ii) on or after the date of the change in control of the Company, in his sole discretion, by providing written notice to the Company. For purposes of the Employment Agreement a "change in control" of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 1(a) of the current Report on Form 8-K, pursuant to Section 13 or 15(d) of the Exchange Act, provided that, without limitation, such a change in control shall be deemed to have occurred at such time as (A) any "person", as such term is used in Section 14(d) of the Exchange Act, other than the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), of 30% (the "Relevant Percentage") or more of the combined voting power of the Company's Common Stock; provided, however, the Relevant Percentage shall be 40% solely in respect of any acquisitions of Common Stock by the Marciano Interests, or (B) individuals who constitute the Board of Directors of the Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders was approved by a vote of at least three quarters of the directors comprising the Incumbent Board shall be, for purposes of this clause (i), considered as though such person were a member of the Incumbent Board. "Good Reason" shall mean (A) a substantial adverse change in Mr. Allender's status or position(s) as an executive officer of the Company;
(B) a reduction by the Company in Mr. Allender's base salary as in effect immediately prior to the change in control; or (C) Mr. Allender' s office is moved, without his mutual consent, from the city where his office is located immediately prior to the change in control.

         If Mr. Allender's employment is terminated by reason of incapacity, he shall be entitled to his annual salary for a period of 18 months. If Mr. Allender's employment is terminated by the Company other than for cause, death or disability, or by Mr. Allender for Good Reason after a change in control, the Company shall be obligated to pay Mr. Allender his base salary for a period of 36 months. If Mr. Allender's employment is terminated by him without Good Reason but after a change in control, the Company shall be obligated to pay Mr. Allender his base salary for a period of 18 months. In addition, the Company shall maintain in full force and effect, for the same period for which severance payments are being made after such termination of the Employment Agreement, all health insurance, long-term disability, life insurance and accidental death and disability benefits in which Mr.

Allender was entitled to participate immediately prior to such termination.

         On March 1, 1993 the Company entered into Employment Agreements with Michael R. Mitchell and James C. Swaim, which were amended and restated on September 30, 1993. The term of the Employment Agreements is for a three-year period which will expire on March 1, 1996. The Employment Agreements provide for a minimum annual salary of $175,000 and $165,000, respectively. The terms of Messrs. Mitchell and Swaim's Employment Agreements are substantially the same as the Employment Agreement with Mr. Allender except for the benefits payable upon termination of the Employment Agreement.

         If Mr. Mitchell or Mr. Swaim is terminated by reason of incapacity, he shall be entitled to his annual salary for a period of 12 months. If Mr. Mitchell or Mr. Swaim's employment is terminated by the Company other than for cause, death or disability, or by Mr. Mitchell or Mr. Swaim for Good Reason after a change in control, the Company shall be obligated to pay Mr. Mitchell or Mr. Swaim his base salary for a period of 24 months.


                           COMPENSATION OF DIRECTORS

         Each director who is not an officer or employee of the Company receives $1,000 per quarter for serving on the Board of Directors and an additional $1,000 for attending each Board of Directors' meeting or Board Committee meeting not held in conjunction with a Board of Directors' meeting. Directors who are not officers or employees of the Company are also entitled to $1,000 per day and related expenses for their time expended on Company business for special assignments upon submission and approval of expense statements. Directors who are officers or employees of the Company receive no additional compensation for serving on the Board of Directors or Board Committees or for attendance at Board of Directors or Board Committee meetings.

         On November 1, 1989, the Company entered into a one year Consulting Agreement with Sylvan Landau, whereby Mr. Landau agreed to provide consulting services to the Company. Under the Consulting Agreement, Mr. Landau received an annual retainer of $35,000, a per diem fee of $1,000 and a monthly reimbursement for certain expenses. The Consulting Agreement has been renewed on a month-to-month basis since November 1, 1990. During fiscal year 1993, the Company paid Mr. Landau $42,485 for providing consulting services to the Company. See "Directors and Executive Officers" above.

         During fiscal year 1993, the Company engaged Messrs. Carameros and Monahan to provide consulting services. The Company paid Messrs. Carameros and Monahan $813 and $22,898, respectively, during fiscal year 1993 for such consulting services. See "Directors and Executive Officers" above.

         On June 1, 1993, Mr. Thomas G. Wyman and the Company entered into a Consulting Agreement pursuant to which he agreed to act as a consultant for the Company for a period of two years. Mr. Wyman will receive 25,000 shares of Common Stock under a restricted stock award pursuant to the Company's 1991 Stock Option and Restricted Stock Plan plus a fee of $1,000 per day for each day he provides consulting services. During fiscal year 1993, Mr. Wyman was paid $4,867 for consulting services and received 12,500 shares of Common Stock under the restricted stock award.

         Non-employee directors are entitled to receive options under the Farah Incorporated 1988 Non-Employee Directors Stock Option Plan (the "1988 Plan") and, in the case of non-employee directors that are consultants to the Company, the Company's 1991 Stock Option and Restricted Stock Plan ("1991 Plan"). There were no grants of options to non-employee directors under the 1991 Plan in fiscal year 1993 other than the grant of 25,000 shares to Mr. Wyman. The 1988 Plan provides for the grant of options to purchase a total of 150,000 shares of Common Stock. Options granted pursuant to the 1988 Plan may be exercised immediately following the date of grant. No option may be exercised after ten years from the date on which it is granted. The exercise price of the shares of Common Stock under the 1988 Plan is the fair market value of such shares at the time the option is granted.

         Each director of the Company who is at the time not otherwise an officer or employee of the Company or any of its subsidiaries will automatically be granted an option to purchase 1,500 shares of Common Stock immediately following each Annual Meeting of Shareholders pursuant to the 1988 Plan. The 1988 Plan is administered by the Stock Option and Compensation Committee. The Stock Option and Compensation Committee has no discretion to determine the selection of directors to whom options may be granted, the number of shares subject to an option, the number of options that may be granted or the price at which such options may be exercised.

         In the event that an option holder ceases to be a director of the Company for any reason, such option holder may exercise his or her options for a period of two years after he or she ceases to be a director, and his or her unexercised options will expire at the end of such period. Should an option holder, subject to this restriction, die during such two-year period, however, or while serving as a director, his or her options may be exercised by the beneficiary under the option holder's will or the executor of such option holder's estate for a period of two years after death and any unexercised options will expire at the end of such period. In no event, however, will the period during which such options may be exercised extend beyond the term of the options.

         On March 9, 1993, the date of the 1993 Annual Meeting of Shareholders, options to acquire 1,500 shares of Common Stock at $6.875 per share were granted to each of Christopher L. Carameros, Bert G. Cox, Sylvan Landau, Edward
J. Monahan, Timothy B. Page, Byron H. Rubin, and Thomas G. Wyman.

                        PERFORMANCE OF THE COMMON STOCK

         The graph below compares the cumulative total return of the Company's Common Stock to the S&P 500 Index and the Dow Jones Clothing Industry Group.

                          1989          1990          1991          1992          1993
                          ----          ----          ----          ----          ----
FARAH INC.                57.50         28.75         82.50         55.00         85.00
S&P 500                  126.08        117.05        156.12        171.77        194.13
DOW JONES CLOTHING
  INDUSTRY GROUP         123.87         83.99        157.06        185.77        171.27


                 STOCK OPTION AND COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION


         The Stock Option and Compensation Committee's (the "Committee") policy is to review and make recommendations to the Board of Directors on cash compensation, stock option and restricted stock awards and other compensation for the Company's executive officers. Generally, compensation for executive officers is established effective as of the beginning of each fiscal year. The Committee takes into account many factors in making the determination of aggregate compensation. Such factors include (1) the financial results of the Company for the preceding fiscal year, (2) the performance of the Company's stock, (3) compensation paid to executive officers in prior years, and (4) compensation of executive officers employed by companies in industries similar to the Company.

         Compensation of the Company's executive officers is comprised of (1) annual salary, (2) stock option and restricted stock awards and (3) other employee benefits which are described in the Proxy Statement. Total compensation is competitive with those offered by comparable companies.

         Annual salary is determined by the skills and experience required by the position, the impact of the individual on the Company and the performance of the individual. The stock option and restricted stock awards are intended to align the interests of management with the Company's shareholders which allow management to benefit from increases in the price of the Company's Common Stock. Benefits are based on benefits offered by comparable companies.

          The compensation to executive officers in fiscal year 1993 is described in the Proxy Statement. See "Compensation of Executive Officers." The compensation paid to Richard C. Allender, the Chief Executive Officer, in fiscal year 1993 was comprised of annual salary and stock option and restricted stock awards. Mr. Allender had previously voluntarily reduced his salary effective as of April 1, 1992 from $275,000 to $250,000. Mr. Allender's annual salary was increased effective as of the beginning of fiscal year 1993 from $250,000 per annum to $275,000. The Committee believed this increase was appropriate based on the better financial performance of the Company. The Company also awarded Mr. Allender options to acquire 25,000 shares of the Company's Common Stock and awards of 30,000 shares of restricted stock. Such awards of stock options and restricted stock were based on two factors. First, Mr. Allender had previously waived a contractual right under his employment agreement with the Company to acquire 20,000 shares of treasury stock. Second, the Compensation Committee based the decision on its subjective determination regarding the improvement in the Company's financial performance. The price of the Company's Common Stock increased from $5.50 per share on November 6, 1992 to $8.50 per share on November 5, 1993, an increase of 55%. The Company's net income increased by approximately $9,721,000. The Company reported its first net income since fiscal year 1986.


                                                  By:  Byron H. Rubin (Chairman)
                                                       Bert G. Cox
                                                       Sylvan Landau

   PROPOSAL TWO: INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK SUBJECT TO
                THE 1991 STOCK OPTION AND RESTRICTED STOCK PLAN

         The Board of Directors and the Stock Option and Compensation Committee (the "Committee") have determined that it is in the best interest of the Company and the shareholders to add 350,000 shares of Common Stock to the 1991 Plan. There are currently 375,000 shares of Common Stock subject to the 1991 Plan, of which 372,998 shares of Common Stock are currently subject to options or stock awards under the 1991 Plan.

         The Company in the past has used stock options for attracting, retaining and motivating key employees and directors, by providing them incentives to enhance the growth and profitability of the Company. The 1991 Plan continues the objectives embodied in the plans previously adopted by the Company, namely, to provide incentives to persons with experience and ability so that they will remain in the employ of the Company or its subsidiaries, to attract new employees and consultants whose services are considered valuable to the Company or its subsidiaries and to encourage a proprietary interest by such persons in the development and financial success of the Company.

         As of January 19, 1994, there were only 2,002 shares of Common Stock available for the grant of options under the 1991 Plan. The Board of Directors believes that this is not a sufficient number of shares of Common Stock to accomplish the objectives described above. The inclusion of 350,000 additional shares of Common Stock subject to the 1991 Plan will enable the Company to further promote these objectives.

         The 1991 Plan was approved by the Board of Directors on October 15, 1991. The 1991 Plan provides for the grant to selected employees and consultants of the Company of (i) options to purchase shares of Common Stock, and (ii) shares of restricted stock. The Shareholders approved the 1991 Plan on March 10, 1992, at the Annual Meeting of the Shareholders. The options granted under the 1991 Plan are intended to be either incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code or options that do not meet the requirements for Incentive Stock Options ("Nonstatutory Options"). The 1991 Plan originally had 300,000 shares of Common Stock subject to the plan. The Shareholders approved an additional 75,000 shares of Common Stock on March 9, 1993 at the 1993 Annual Meeting of Shareholders.

         The approval of this amendment to the 1991 Plan requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock held by shareholders who are present at the Annual Meeting, in person or by proxy, and entitled to vote at such meeting. The options, if any, granted under the amendments to the 1991 Plan will terminate if such amendment is not approved by the Company's shareholders at the Annual Meeting.

         The closing sale price of the Company's Common Stock as reported by the New York Stock Exchange, Inc. on January 19, 1994 was $13.75 per share.

         The shares represented by proxies will be voted as specified by the shareholder. If a shareholder does not specify his or her choice, the shares will be voted in favor of the proposed amendment to the 1991 Plan.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

PRIOR GRANTS OF PLAN AWARDS

         As of January 19, 1994, there were 47 Participants in the 1991 Plan. There were grants of options to acquire 107,000 shares of the Company's common stock during fiscal year 1993. During fiscal year 1993, the Company granted Messrs. Allender and Swaim options to acquire 25,000 and 15,000 shares of Common Stock, respectively, and were granted awards of 30,000 and 7,000 shares of restricted stock, respectively, under the 1991 Plan. See "Compensation of Executive Officers."


         The following table summarizes the Plan Awards outstanding under the 1991 Plan as of January 19, 1994.


                                      NUMBER OF          RESTRICTED
EXECUTIVE OFFICERS                     OPTIONS             STOCK
- - - ------------------                    -----------        ----------
Richard C. Allender                     43,910             10,000
Michael R. Mitchell                     22,500              6,000
James C. Swaim                          40,000              7,000
                                       -------             ------
All Executive Officers                 106,410             23,000
   as a Group

Directors As a Group (2 persons)        19,500             12,500

All Employees as a Group               250,410             47,500

AMOUNT OF STOCK SUBJECT TO THE 1991 PLAN

         Under the terms of the 1991 Plan, as amended, the Company may grant
(i) options ("Options") to purchase shares of the Company's Common Stock, and
(ii) awards of shares of Common Stock containing certain restrictions ("Restricted Stock") (collectively, grants of Options and Restricted Stock are referred to in this Proxy Statement as "Plan Awards") with respect to an aggregate of 725,000 shares of Common Stock (the "Shares").

ADMINISTRATION OF THE 1991 PLAN

         The Committee shall administer the 1991 Plan. The Committee shall consist of at least two persons and all Committee members shall be "disinterested persons" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Exchange Act.

ELIGIBILITY FOR PLAN AWARDS

         Plan Awards may be granted to selected employees and consultants of the Company or its subsidiaries (the "Participants") in consideration for services provided to the Company or its subsidiaries; provided, however, that no Incentive Stock Option may be granted to any individual who is not an employee of the Company or one of its subsidiaries on the date of grant. The Company currently has two persons serving as directors who are also employees of the Company and three persons serving as consultants to the Company. Any employee-director or consultant-director is eligible to receive Plan Awards, unless such person serves on the Committee. Actual participation in the Plan will be determined in the sole discretion of the Committee. Therefore, the number of Participants participating in the 1991 Plan in the next fiscal year cannot be determined precisely nor can the benefits or amounts that will be received by or allocated to each of the Participants. Similarly, the benefits which will be allocated to the executive officers cannot be determined at this time.

OPTIONS UNDER THE 1991 PLAN

         The exercise price for any Incentive Stock Option granted under the 1991 Plan shall be not less than 100% of the fair market value per share on the date of grant of such Option. In the event that an Incentive Stock Option is granted to any person who, at the time such Incentive Stock Option is granted, owns more than ten percent of the total combined voting power of classes of shares of the Company or of any subsidiary corporation of the Company (a "Ten Percent Shareholder"), then the exercise price of the shares shall be not less than 110% of the fair market value of the shares on the date the Option is granted. The exercise price under any Nonstatutory Option granted under the 1991 Plan shall be such amount as the Committee may deem appropriate. If there is a public market for the Common Stock and it is listed on a stock exchange, fair market value means the closing sales price of the Common Stock per share as reported in the Wall Street Journal as of the date of grant.

         Any Option granted under the 1991 Plan is exercisable at such times, under such conditions (including, without limitation, performance criteria with respect to the Company and/or the optionee), in such amounts and during such period or periods as the Committee determines on the date of the grant of such Option. Such Options, however, shall not be exercisable after the expiration of ten years from the date such Option is granted. In the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the Options shall not be exercisable after the expiration of five years from the date such Option is granted.

         Payment for the shares upon exercise of an Option shall be made in cash, by certified check or, if authorized by the Committee, by delivery of other shares of Common Stock having a fair market value on the date of delivery equal to the aggregate exercise price of the Shares as to which Option is being exercised, or by any combination of such methods or by any other method of payment as may be permitted by applicable law.

         With respect to Incentive Stock Options, Options that are granted to Participants in the Plan, which allow such Participants to purchase in excess of $100,000 (calculated as of the time the Option is granted) of the Company's Common Stock in any one calendar year under the Plan and all of the Company's other plans, are considered Nonstatutory Options that are not entitled to the favorable tax treatment provided under Section 422 of the Code.

         The Committee may establish procedures under the 1991 Plan for an
Optionee: (1) to pay the exercise price for the Shares by withholding from the total number of Shares to be acquired upon exercise of an Option that number of Shares having a fair market value equal to the exercise price; (2) to have withheld from the total number of Shares to be acquired, in the same manner as
(1) above, the withholding obligation for federal and state income and other taxes; and (3) to exercise a portion of the Option by delivering already-owned Shares in payment of the exercise price.

         In general, if an Optionee ceases to be an employee or Consultant (as defined in the 1991 Plan) of the Company, as the case may be, for reasons other than Permanent and Total Disability or Death, he will have until the earlier of 30 days or the date the Option expires to exercise the Option, to the extent the Optionee was entitled to exercise the Option on the date of termination. If, however, the Optionee is an employee and is terminated without cause, the 30-day period described above will be increased to 90 days, in the case of an Incentive Stock Option, and 6 months, in the case of a Nonstatutory Option, to the extent the Optionee was entitled to exercise the Option on the date of termination.

       If an Optionee is unable to continue to perform services for the Company or any of its subsidiaries as a result of Permanent and Total Disability he will have until the earlier of 12 months from the date of such disability or the date the Option expires to exercise the Option, in whole or in part, notwithstanding that such Option may not be fully exercisable on such date. In the case of an Incentive Stock Option, the Optionee must have been an employee since the date of grant and must be an employee on the date of Permanent and Total Disability, to take advantage of this provision.

       In the case of death of an Optionee, the same rule applies as in the case of Permanent and Total Disability, above.

       An Option granted under the 1991 Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, and is not assignable by operation of law or subject to execution, attachment or similar process.

RESTRICTED STOCK UNDER THE 1991 PLAN

       The Committee may grant awards of Restricted Stock under the 1991 Plan in accordance with the terms and conditions set forth in an agreement between the Company and the Participant. Restricted Stock may be granted by the Committee either separately or in combination with Options. Each grant of Restricted Stock shall require a Participant to remain an employee or consultant of the Company or its subsidiaries for at least six months from the date of grant. Restricted Stock shall be granted to Participants for services rendered to the Company, and at no additional cost to the Participant; provided, however, that the value of such services must equal or exceed the par value of the Restricted Stock granted to the Participant.

       The Company shall establish a Restricted Stock Account for each Participant, to which Restricted Stock granted to the Participant shall be credited. Every credit of Restricted Stock shall be merely a bookkeeping entry and every grant of Restricted Stock shall be considered contingent and unfunded until the restrictions lapse. During the period of restriction such accounts shall be subject to the claims of the Company's creditors. No Participant shall have any rights in his Restricted Stock Account other than those of an unsecured general creditor of the Company. On the date the restrictions lapse, the Restricted Stock shall vest in the Participant.

       The terms, conditions and restrictions of the Restricted Stock shall be determined by the Committee on the date of grant. The restrictions shall lapse based upon performance measures, targets, holding period requirements and other criteria established by the Committee. Such criteria may vary among the grants of Restricted Stock; provided, however, that once the Restricted Stock has been granted and the criteria are established, such criteria may not be further modified with respect to such grant. The Restricted Stock may not be sold, assigned, transferred, redeemed, pledged or otherwise encumbered during the period that the restrictions apply.

       The Committee, in its sole discretion, may establish procedures by which a Participant may defer the transfer of Restricted Stock to the Participant.

       The Committee may provide from time to time that amounts equivalent to dividends paid with respect to Common Stock be payable with respect to the Restricted Stock held in the Restricted Stock Account. Such amounts shall be credited to the Restricted Stock Account but shall be payable to the Participant only when the restrictions lapse.

       If a Participant, with the consent of the Committee, ceases to be an employee or ceases to provide services to the Company or any of its subsidiaries, or suffers a Permanent and Total Disability or dies, the restrictions applicable to the Participant's Restricted Stock shall lapse in accordance with such determination as the Committee, in its sole discretion, shall make. A Participant who ceases to be an employee or to perform services for the Company or any of its subsidiaries for any other reason shall forfeit all of his grants of Restricted Stock which are still under restriction.

CAPITALIZATION ADJUSTMENTS; MERGER; CHANGE IN CONTROL

       Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option (as well as the exercise price covered by any outstanding Option), the number of Shares of Restricted Stock granted (but still subject to restrictions) and the aggregate number of Shares that have been authorized for issuance under the 1991 Plan, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of issued Shares of Common Stock effected without receipt of consideration by the Company.

       Unless otherwise provided by the Committee, any Options and grants of Restricted Stock shall terminate immediately prior to the consummation of a proposed dissolution or liquidation of the Company, a proposed sale of all or substantially all of the assets of the Company, or the proposed merger or consolidation of the Company with or into another corporation. The Committee may, in the exercise of its sole discretion, in such instances declare that any Option shall terminate as of a date fixed by the Committee and give each Optionee the right to exercise his Option as to all or any part of the Shares covered by such Option, including Shares as to which the Option would not otherwise be exercisable.

       Subject to the above paragraph, upon a Change in Control (as defined below) of the Company, (i) all the outstanding Options shall immediately become fully exercisable, and (ii) any restrictions on the Restricted Stock will lapse and such Restricted Stock shall immediately vest in the Participant. For these purposes, a "Change in Control" shall have occurred if: (i) any person other than the Company or its subsidiaries, or an employee benefit plan of the Company or its subsidiaries, is or becomes the beneficial owner of 50% or more of the Common Stock; or (ii) a majority of the present members of the Company's Board of Directors cease to be members of the Board of Directors.

AMENDMENT OF THE 1991 PLAN

       The Committee in its sole discretion may, from time to time, amend the Plan; provided that no amendment will be made without the requisite approval of the shareholders of the Company, that will (i) change the aggregate number of Shares that may be issued under the 1991 Plan, other than any increase or decrease in the number of issued Shares resulting from a stock split, payment of a stock dividend or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, (ii) change the designation of the Participants eligible to be granted Plan Awards, or
(iii) change the 1991 Plan so as to materially increase the benefits accruing to the Participants under the 1991 Plan.

TERM AND TERMINATION OF THE 1991 PLAN

       The 1991 Plan will continue in effect for a term of ten years, unless sooner terminated. The Committee may terminate the 1991 Plan at any time in its sole discretion. Neither Restricted Stock nor Options may be granted after the 1991 Plan is terminated. The termination of the 1991 Plan, or any amendment thereto, shall not affect any Shares previously issued to a Participant, any Option previously granted under this Plan or any shares of Restricted Stock previously granted to a Participant.

MISCELLANEOUS

       The 1991 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

FEDERAL INCOME TAX CONSEQUENCES

       The following general summary is based upon the Internal Revenue Code and does not include a discussion of any state or local tax consequences.

       INCENTIVE STOCK OPTIONS. An optionee does not realize taxable income upon the grant or exercise of an Incentive Stock Option.

       The income tax treatment of any gain or loss realized upon an Optionee's disposition of Shares received upon exercise of an Incentive Stock Option depends on the timing of the disposition. If the Optionee holds the Shares received upon exercise of an Incentive Stock Option for at least two years from the date such Incentive Stock Option was granted, or one year from the date of exercise, the difference (if any) between the amount realized from the sale of such Shares and the Optionee's tax basis will be taxed as long-term capital gain or loss.

       If an Optionee disposes of the Shares before the end of the applicable holding periods described above (i.e., he makes a "disqualifying disposition"), such Optionee may be deemed to be in receipt of taxable income in the year of the disqualifying disposition, depending on the selling price. If the selling price exceeds the fair market value of the Incentive Stock Option on the date of exercise, the excess of the fair market value over the exercise price is taxable to the Optionee as ordinary income, and the excess of the selling price over the fair market value is taxable to the Optionee as capital gain. If the selling price exceeds the exercise price but not the fair market value on the date of exercise, the excess of the selling price over the exercise price is taxable to the Optionee as ordinary income. If the selling price is less than the exercise price, the difference is treated as capital loss.

       The Company is not entitled to a deduction for federal income tax purposes with respect to the grant or exercise of an Incentive Stock Option or the disposition of Shares acquired upon exercise (if the applicable holding periods have been met). In the event of a disqualifying disposition, however, the Company is entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the Optionee.

       Certain Optionees may be subject to the alternative minimum tax which in individual cases could reduce or eliminate any tax benefits to them under the 1991 Plan.

       NONSTATUTORY STOCK OPTIONS. An Optionee will not recognize any taxable income upon the grant of a Nonstatutory Option. However, upon exercise of a Nonstatutory Option, an Optionee must recognize ordinary income in an amount equal to the excess of the fair market value of the Shares at the time of exercise over the exercise price. Upon the subsequent disposition of the Shares, the Optionee will realize a capital gain or loss, depending on whether the selling price exceeds the fair market value of the Shares on the date of exercise. The Optionee's holding period in the Shares, for capital gains and losses purposes, begins on the date of exercise.

       Different rules may apply with respect to exercises by Optionees subject to the short-swing profit recapture provisions of Section 16(b) of the Exchange Act (in general, officers, directors and Ten Percent Shareholders who have not held their options for at least six months). Section 83 of the Internal Revenue Code provides that such an Optionee will not recognize ordinary income upon exercise (and the capital gains holding period will not begin) if the sale of Shares acquired by such Optionee pursuant to an Option could subject the Optionee to suit under Section 16(b). Such an Optionee would then recognize ordinary income (and the capital gains holding period would begin) when the Optionee is no longer subject to suit under Section 16(b). Persons acquiring Shares subject to such a restriction, however, may elect (within 30 days of exercise of the Option) under Section 83(b) of the Internal Revenue Code, to be taxed as of the date of exercise, thereby fixing the ordinary income recognized from the exercise to the spread between the fair market value on the date of exercise and the exercise price paid for the Shares. Any change in the value of the Shares after the date of exercise would be recognized as capital gain or loss only if and when the Shares are disposed of by the Optionee. If the
Section 83(b) election is made, the Optionee's capital gains holding period begins on the date of exercise.

       An Optionee's tax basis in the Shares received on exercise of a Nonstatutory Option will be equal to the amount of consideration paid by the Optionee on exercise, plus the amount of ordinary income recognized as a result of the receipt of such Shares. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the Optionee recognizes taxable income, provided that the Company satisfies its withholding tax obligation with respect to such income.

       If an Optionee exercises a Nonstatutory Option by delivering other Shares of the Company, the Optionee will not recognize gain or loss with respect to the Shares delivered by the Optionee, even if the then fair market value of such Shares is different from the Optionee's tax basis therein. The Optionee, however, will be taxed as described above with respect to the exercise of the Nonstatutory Option as if he had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction. The Optionee's tax basis in the Shares received on such exercise will be equal to his basis in the number of Shares surrendered on such exercise plus the fair market value of the number of Shares received in excess of the number of Shares surrendered and the holding period for such number of Shares received will include the holding period of the Shares surrendered.

       RESTRICTED STOCK. The Participant will not recognize taxable income upon the grant of Restricted Stock because the Restricted Stock will be nontransferable and subject to a substantial risk of forfeiture. The Participant will recognize ordinary income at the time at which the restrictions that impose a substantial risk of forfeiture of such Shares (the "Restrictions") lapse, in an amount equal to the fair market value of such Shares at such time. The ordinary income recognized by a Participant with respect to Shares awarded pursuant to the 1991 Plan will be deemed compensation income subject to applicable wage withholding.

       A Participant may elect, pursuant to Section 83(b) of the Internal Revenue Code, to include in gross income the fair market value of the Restricted Stock, notwithstanding that the Restricted Stock would otherwise not be includable in gross income at that time. If such election is made within 30 days of the date of grant, then the Participant would include in gross income the fair market value of the Restricted Stock on the date of grant, and any change in the value of the Shares after the date of grant would be capital gain or capital loss only if and when the Shares are disposed of by the Participant. If the Section 83(b) election is made, the Participant's capital gains holding period begins on the date of grant.

       If a Section 83(b) election is made and the Participant then forfeits the Restricted Stock, the Participant may not deduct as an ordinary loss the amount previously included in gross income.

       Dividends received on the Shares when the Restrictions on such Shares lapse will be treated as additional compensation, and not dividend income, for federal income tax purposes and will be subject to applicable wage withholding.

       A Participant's tax basis in Shares of Restricted Stock received pursuant to the 1991 Plan will be equal to the ordinary income recognized by such Participant. Unless a Section 83(b) election is made, the Participant's holding period for such Shares for purposes of determining gain or loss on a subsequent sale will begin on the date the Restrictions on such Shares lapse.

       In general, the Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by a Participant with respect to Shares of Restricted Stock awarded pursuant to the 1991 Plan, provided that the Company satisfies its withholding obligation with respect to such income.

       If, subsequent to the lapse of Restrictions on his or her Shares, the Participant sells such Shares, the difference, if any, between the amount realized from such sale and the tax basis of such Shares to the Participant will be taxed as long-term or short-term capital gain or loss, depending on whether the Participant's holding period for such Shares exceeds the applicable holding period at the time of sale.


       THE SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO ALL INDIVIDUALS. PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISORS FOR A DETERMINATION AS TO THE SPECIFIC TAX CONSEQUENCES APPLICABLE TO THEM.

                PROPOSAL THREE:  INDEPENDENT PUBLIC ACCOUNTANTS

       The independent public accountants for the Company have been Arthur Andersen & Co. since fiscal year 1979. The Audit Committee has recommended to the Board of Directors that Arthur Andersen & Co. be nominated as independent public accountants for fiscal year 1994, and the Board of Directors approved the recommendation.

       Unless otherwise specified, shares represented by proxies will be voted for the appointment of Arthur Andersen & Co. as independent public accountants for fiscal year 1994. Representatives of Arthur Andersen & Co. are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.


                                 OTHER BUSINESS

       The management knows of no other business that will be presented for consideration at the Annual Meeting, but should any other matters be brought before the meeting, it is intended that the persons named in the accompanying proxy will vote such proxy at their discretion.


                 SHAREHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

       Any shareholder desiring to present a proposal to the shareholders at the 1995 Annual Meeting of Shareholders, which currently is expected to be scheduled on March 7, 1995, must transmit such proposal to the Company so that it is received by the Company at its principal executive offices on or before September 22, 1994. All such proposals should be in compliance with applicable Securities and Exchange Commission regulations.

                                         By Order of the Board of Directors,


                                         Jack R. Green, Secretary
January 28, 1994

    P
    R
    O
    X
    Y

                                 FARAH INCORPORATED
                     8889 GATEWAY WEST -- EL PASO, TEXAS 79023
                  ANNUAL MEETING OF SHAREHOLDERS -- MARCH 8, 1994

              The undersigned hereby appoints Richard C. Allender and Thomas G. Wyman, and either of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of Farah Incorporated (the "Company") held of record by the undersigned on January 21, 1994, at the Annual Meeting of Shareholders to be held March 8, 1994, and at any adjournment thereof.

         ELECTION OF DIRECTORS:



         NOMINEES: Richard C. Allender, Clark L. Bullock, Christopher L. Carameros, Sylvan Landau, Michael R. Mitchell, Edward J. Monahan, Timothy B. Page, Charles J. Smith, James C. Swaim and Thomas G. Wyman



         INSTRUCTION: To withhold authority to vote for any individual nominee, write such nominee's name on the space provided on the reverse side under Number 1.

             THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THIS PROXY WILL BE VOTED "FOR" ALL PORTIONS OF ITEMS
         (1), (2), (3) AND (4) AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

[CAPTION]
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

- - - ----
 X    PLEASE MARK                                                                                    |
- - - ----  YOUR                                                                                           |________
      VOTES AS IN
      THIS
      EXAMPLE.

                 FOR            WITHHELD
1.             ------           ------
               ------           ------
 For, except vote withheld from the following nominee(s):

- - - --------------------------------------------------------
                                                                                             FOR    AGAINST   ABSTAIN
                                                              2. Proposal to add an         ------   ------   ------
                                                                 additional 350,000 shares
                                                                 of Common Stock to the     ------   ------   ------
                                                                 1991 Stock Option and
                                                                 Restricted Stock Plan.

                                                              3. Appointment of Arthur      ------   ------   ------
                                                                 Andersen & Co. as
                                                                 Independent Public         ------   ------   ------
                                                                 Accountants of the
                                                                 Company for fiscal year
                                                                 1993.

                                                              4. In their discretion the    ------   ------   ------
                                                                 proxies are authorized to
                                                                 vote upon such other       ------   ------   ------
                                                                 matters as may come
                                                                 before the meeting or
                                                                 any adjournment
                                                                 thereof.

SIGNATURE(S)_____________________________________________ DATE _____________________

SIGNATURE(S)_____________________________________________ DATE _____________________

NOTE: Please promptly mark, sign, and mail this Proxy Card in the enclosed envelope. No postage is required.
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